Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274423 and 333-268398) and Form S-8 (Nos. 333-281520, 333-275547, 333-266761, 333-263729, 333-258496, 333-243750, 333-232034, 333-227812, 333-222955, 333-221212 and 333-218992) of UroGen Pharma Ltd. of our report dated March 10, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 10, 2025